Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [                ] indicates that information has been redacted.

Exhibit 10.20

Amended and Restated Patent License Agreement

Between

PureCycle Technologies LLC f/k/a Advanced Resin Technologies LLC

and

The Procter & Gamble Company

Table of Contents

Articles

1.	Definitions	3
2.	PHASE 1 Development	3
3.	PHASE 2 – FEU	5
4.	PHASE 3 – Construction and Sales	7
5.	FEU Access	13
6.	Sampling	14
7.	Payments	14
8.	Ownership of IMPROVEMENTS	17
9.	Term	18
10.	Termination	18
11.	Effect of Termination	20
12.	LICENSED PATENTS – Additional Obligation	21
13.	Additional License Obligations	22
14.	Audit & Inspection	23
15.	Assignment & Delegation	25
16.	Confidentiality	26
17.	Other Representations & Warranties	28
18.	Infringement	29
19.	Indemnification & Insurance	30
20.	Miscellaneous	32

Schedules

1.	Schedule 1.1 – Definitions	38

2.	Schedule 1.1.19 - LICENSED PATENTS	44

3.	Schedule 5.1.4 – Form of PLANT VISITOR AGREEMENT	46

Exhibits
1.	EXHIBIT 1 - PHASE 1 DELIVERABLES	47
2.	EXHIBIT 2 - PHASE 1 SUCCESS CRITERIA	48
3.	EXHIBIT 3 - PHASE 2 WORK PLAN	49
4.	EXHIBIT 4 - PHASE 2 SUCCESS CRITERIA	50
5.	EXHIBIT 5 - PETRO COMPETITIVE PRICING FORMULA	51

[Remainder of page intentionally left blank.]

Preamble

This AMENDED AND RESTATED LICENSE AGREEMENT (“AGREEMENT”), effective and binding as of the last date of signing of this agreement (“RESTATEMENT EFFECTIVE DATE”), is between PureCycle Technologies LLC f/k/a Advanced Resin Technologies LLC, a Delaware limited liability company and AFFILIATES (collectively, “LICENSEE”); and The Procter & Gamble Company, an Ohio corporation and AFFILIATES (collectively, “OWNER”). This AGREEMENT amends and restates in its entirety that certain patent license agreement between the parties (the “INITIAL LICENSE”), effective and binding as of October 16, 2015 (“INITIAL EFFECTIVE DATE”).

Background

OWNER is the owner of certain patents and know-how relating to the manufacture and production of LICENSED PRODUCT which have been licensed to LICENSEE pursuant to the INITIAL LICENSE.

After the PHASE 3 ELECTION by LICENSEE, the parties have agreed to amend certain terms of the INITIAL LICENSE as more fully set forth in this AGREEMENT.

Agreement

The PARTIES therefore amend and restate the INITIAL LICENSE in its entirety and agree as follows:

1. Definitions

1.1.	General. The capitalized terms defined in AGREEMENT have the meanings indicated for purposes of this AGREEMENT; non-capitalized terms have their ordinary meaning as determined by context, subject matter, and/or scope, except as noted in Paragraph 20.2 (Construction). A list of these defined terms with definitions or a cross-reference to the location of their respective definition within this AGREEMENT is set forth in Schedule 1.1.

2. PHASE 1 - Development

2.1.	Continuous Lab Unit. Within 18 months of the INITIAL EFFECTIVE DATE, LICENSEE will pay up to [ ] for the installation and operation of a continuous lab unit (“CLU”) at Phasex or another vendor mutually agreeable to OWNER and LICENSEE. OWNER will not be responsible for any cost associated with the CLU, including procurement or operation.

2.2.	Alternate Use of the CLU. Subject to availability, LICENSEE will grant OWNER, for the PHASE 1 TERM, access and rights to utilize the CLU for experimentation on additional recycled resins, at OWNER’s cost, to be negotiated with LICENSEE or the CLU vendor.

2.3.	PHASE 1 PATENT LICENSE. OWNER hereby grants LICENSEE a SOLE, worldwide, non-assignable (except as specifically provided in this Agreement) and otherwise non-transferable, revocable license, without the right to sublicense, under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to conduct research and evaluation for application related to the LICENSED PRODUCT for the PHASE 1 TERM (“PHASE 1 PATENT LICENSE”).

2.4.	Engagement Fee. LICENSEE will pay OWNER a one-time, non-refundable, engagement fee of [ ] payable within 10 calendar days of the INITIAL EFFECTIVE DATE. For the avoidance of doubt, the engagement fee of this Paragraph 2.4 (Engagement Fee) will provide for the costs of first 6 months of PHASE 1, as referenced in Paragraphs 2.7 (Owner Personnel Resources) and Paragraph 2.8 (Resource Costs).

2.5.	PHASE 1 DELIVERABLES. The PHASE 1 DELIVERABLES, attached as Exhibit 1, outlines the deliverables necessary to achieve the PHASE 1 SUCCESS CRITERIA (“PHASE 1 DELIVERABLES”).

2.6.	PHASE 1 SUCCESS CRITERIA. The PHASE 1 SUCCESS CRITERIA, attached as Exhibit 2, outlines the achievements necessary to enter PHASE 2 or PHASE 3, the success of which are determined at sole discretion of LICENSEE (“PHASE 1 SUCCESS CRITERIA”). OWNER may make non-binding recommendations whether to proceed to PHASE 2 or PHASE 3, based on the PHASE 1 SUCCESS CRITERIA.

2.7.	OWNER Personnel Resources. OWNER will provide access to the LICENSEE the equivalent of up to 1 full-time employee (“FTE”) of R&D resources to execute against the PHASE 1 DELIVERABLES for the PHASE 1 TERM, the cost for these resources will be paid by LICENSEE to OWNER capped at [ ] every 6 months during the PHASE 1 TERM. OWNER will provide access to OWNER employee [ ] for the first two 6 month periods (totaling 12 months), to deliver against the PHASE 1 DELIVERABLES. If the employment of John Layman terminates within either of the two 6-month periods, the PARTIES will work together to identify a mutually agreeable substitute.

2.8.	Resource Costs. LICENSEE will be responsible for all costs under Paragraphs 2.5 (PHASE 1 DELIVERABLES), 2.6 (PHASE 1 SUCCESS CRITERIA), and 2.7 (OWNER Personnel Resources), payable to OWNER at the beginning of each 6-month period initiating 6 months after the INITIAL EFFECTIVE DATE.

2.9.	Travel Costs. LICENSEE will be responsible for all reasonable and necessary travel costs incurred by OWNER in support of the PHASE 1 DELIVERABLES and PHASE 1 SUCCESS CRITERIA.

2.10.	PHASE 1 TERM. This AGREEMENT is effective from the INITIAL EFFECTIVE DATE and terminates 18 months after the INITIAL EFFECTIVE DATE (“PHASE 1 TERM”) unless (a) terminated earlier under Article 10 (Termination); or (b) LICENSEE elects to continue under this AGREEMENT by entering PHASE 2 (“PHASE 2 ELECTION”) or PHASE 3 (“PHASE 3 ELECTION”).

3. PHASE 2 - FEU

3.1.	FEU Funding. LICENSEE will be solely responsible for all costs related to the CLU and the FEU, including construction, materials, and management. and will be the sole owner of such property.

3.2.	PHASE 2 PATENT LICENSE. OWNER hereby grants LICENSEE a SOLE, worldwide, non-assignable and otherwise non-transferable, revocable license, without the right to sublicense, under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to conduct research and evaluation for application related to the LICENSED PRODUCT for the PHASE 2 TERM. Subject to the rights retained by OWNER under this Paragraph 3.2, OWNER hereby grants LICENSEE for the PHASE 2 TERM, an exclusive, worldwide, royalty-free license under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS, to make, have made, use, offer to sell, and sell the LICENSED PRODUCT. LICENSEE hereby grants OWNER the right of first access to commercial sales under this Paragraph 3.2 during the PHASE 2 TERM.

3.3.	PHASE 2 WORK PLAN. The PHASE 2 WORK PLAN will be agreed by both PARTIES; attached as Exhibit 3 to this Agreement prior to the conclusion of the PHASE 1 TERM; and will outline the work necessary to achieve the PHASE 2 SUCCESS CRITERIA (“PHASE 2 WORK PLAN”). LICENSEE may elect to move from PHASE 1 to PHASE 3 without completing the PHASE 2 WORK PLAN. If the PHASE 2 WORK PLAN is not completed and LICENSEE elects not to proceed to PHASE 3, then this Agreement will terminate at the end of the PHASE 1 TERM.

3.4.	PHASE 2 SUCCESS CRITERIA. The PHASE 2 SUCCESS CRITERIA will be agreed by both PARTIES; attached as Exhibit 4 no later than 30 days after the beginning of the PHASE 2 TERM; and will outline the achievements necessary to continue to PHASE 3, the success of which will be determined at sole discretion of LICENSEE (“PHASE 2 SUCCESS CRITERIA”). LICENSEE may elect to move from PHASE 1 to PHASE 3 without completing the PHASE 2 SUCCESS CRITERIA. If the PHASE 2 SUCCESS CRITERIA is not completed and LICENSEE elects not to proceed to PHASE 3, then this Agreement will terminate at the end of the PHASE 1 TERM.

3.5.	OWNER RECOMMENDATIONS. OWNER may make non-binding recommendations whether to proceed to PHASE 3, based on the PHASE 2 SUCCESS CRITERIA.

3.6.	OWNER Personnel Resources. OWNER will provide access to the LICENSEE of the equivalent of up to [ ] FTEs of R&D resources to execute against the PHASE 2 WORK PLAN for the PHASE 2 TERM, the cost for these resources will be paid by LICENSEE to OWNER capped at [ ] every 6 months during the PHASE 2 TERM.

3.7.	Resource Costs. LICENSEE will be responsible for all costs under Paragraphs 3.3 (PHASE 2 WORK PLAN), 3.4 (PHASE 2 SUCCESS CRITERIA), and 3.5 (OWNER Personnel Resources), payable to OWNER at the beginning of each 6 month period initiated at the PHASE 2 ELECTION.

3.8.	Travel Costs. LICENSEE will be responsible for all reasonable and necessary travel costs incurred by OWNER in support of the PHASE 2 WORK PLAN and PHASE 2 SUCCESS CRITERIA.

3.9.	PHASE 2 Claw-Back. If upon termination of PHASE 2, LICENSEE does not make the PHASE 3 ELECTION, both the PHASE 1 PATENT LICENSE and the PHASE 2 PATENT LICENSE terminate. Upon request from LICENSEE, OWNER will grant a non-exclusive license for LICENSED PRODUCT produced and sold from the FEU up to the annual nameplate capacity. LICENSEE will pay OWNER a running royalty as a percentage of NET SALES by weight of LICENSED PRODUCT sold by LICENSEE during the TERM, at the stepped rates set forth in Table 3.8 (this royalty, “RUNNING ROYALTY”).

Table 3.9

[ ]	[ ]
[ ]

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

3.10.	PHASE 2 TERM. PHASE 2 is effective from the PHASE 2 ELECTION and terminates 24 months after the PHASE 2 ELECTION (“PHASE 2 TERM”) unless (a) terminated earlier under Article 10 (Termination); or (b) LICENSEE elects to continue under this AGREEMENT by making the PHASE 3 ELECTION.

4. PHASE 3 – Construction and Sales

4.1.	Royalty Prepayment. If LICENSEE makes the PHASE 3 ELECTION, LICENSEE will pay OWNER a one-time, non-refundable, royalty-prepayment fee of [ ], payable within 10 calendar days of the PHASE 3 ELECTION. LICENSEE will be authorized to offset prepaid royalties against the first [ ] of royalties otherwise payable to OWNER under this AGREEMENT.

4.2.	Warrant. LICENSEE and OWNER or AFFILIATE of OWNER will cause to be executed a warrant, subject to the terms and conditions provided within the WARRANT AGREEMENT.

4.3.	Plant Funding. LICENSEE will either (a) SECURE FUNDING for the construction of a 1st commercial plant for the manufacture of LICENSED PRODUCT, including construction, materials, and management within 18 months of the PHASE 3 ELECTION, or (b) begin START OF CONSTRUCTION within 24 months of the PHASE 3 ELECTION. The COMMERCIAL PATENT LICENSE will terminate at the election of OWNER upon written notice to LICENSEE if LICENSEE is unable to either: (a) SECURE FUNDING within 18 months of the PHASE 3 ELECTION or (b) begin START OF CONSTRUCTION within 24 months of the PHASE 3 ELECTION.

4.4.	START OF SALES. Within 48 months of the PHASE 3 ELECTION, subject to Paragraph 4.3 (Plant Funding), LICENSEE will start and maintain commercial sales from the 1st commercial plant at a rate of 70% of annual nameplate capacity (“START OF SALES”). If LICENSEE is unable to start and maintain START OF SALES, then LICENSEE will be subject to the claw-back provisions of Paragraph 4.14 (COMMERCIAL PATENT LICENSE Claw-Back).

4.5.	MFN PRICING. For each CONTRACT YEAR, LICENSEE will not sell the LICENSED PRODUCT to any THIRD PARTY for less than the price LICENSEE offers to OWNER for the same CONTRACT YEAR (“MFN PRICING”), subject to the production volumes of Paragraph 4.6 (OWNER Option for Capacity).

4.6.	OWNER Option for Capacity. LICENSEE grants OWNER the option to purchase or assign to its suppliers or producers of OWNER’s marketed brands, offtake at MFN PRICING up to [ ] pounds per year from the 1st commercial [ ] plant in the first year of production and up to [ ] pounds per year, in each subsequent year of production. For each additional commercial plant, LICENSEE will provide OWNER the option to purchase up to [ ] pounds per year or [ ] of annual plant nameplate capacity, whichever is greater, at MFN PRICING.

4.7.	PETRO-COMPETITIVE PRICING. LICENSEE will sell the LICENSED PRODUCT to OWNER at a price no greater than the price calculated utilizing the formula of Exhibit 5 (“PETRO-COMPETITIVE PRICING”).

4.8.	PETRO-COMPETITIVE PRICING Exception. At any time before the PHASE 3 ELECTION, OWNER and LICENSEE optionally may negotiate an exception to PETRO-COMPETITIVE PRICING, provided that if the negotiated exception exceeds [ ] of PETRO-COMPETITIVE PRICING, OWNER may terminate this AGREEMENT at OWNER’s sole discretion.

4.9.	COMMERCIAL PATENT LICENSE. OWNER hereby grants LICENSEE an exclusive, worldwide, non-assignable and otherwise non-transferable, revocable, license, with a limited right to sublicense pursuant to Section 4.10 (Right to Sublicense), under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to make, have made, use, offer to sell, and sell the LICENSED PRODUCT, subject to the following territory and time restrictions (“COMMERCIAL PATENT LICENSE”).

4.9.1.	Initial Term of License. The term for this worldwide COMMERCIAL PATENT LICENSE will be as set forth in Paragraph 9.1.

4.9.2.	LICENSEE START OF CONSTRUCTION. Subject to Paragraph 4.9.1, if within any REGION either (1) LICENSEE, a LICENSEE AFFILIATE or any permitted sublicensee has not begun START OF CONSTRUCTION within 5 years of the RESTATEMENT EFFECTIVE DATE or (2) LICENSEE, a LICENSEE AFFILIATE or any permitted sublicensee has not begun START OF SALES within 7 years of the RESTATEMENT EFFECTIVE DATE, then any OWNER volume commitments of Paragraph 4.18.1 (Volume Commitments) are waived for such REGION.

4.10.	Right to Sublicense. The license set forth in Paragraph 4.9 (COMMERCIAL PATENT LICENSE), includes the right to sublicense to LICENSEE AFFILIATEs or other THIRD PARTIES, subject to the following:

4.10.1.	Compliance with AGREEMENT. All sublicenses will require compliance with all obligations imposed on LICENSEE under this AGREEMENT to the extent such obligations are directly applicable to the purposes for which such sublicense is granted. For this purpose, LICENSEE will not approach any potential sublicensee without prior written consent from the OWNER, which shall not be unreasonably withheld or delayed. OWNER hereby approves of the granting of a sublicense by LICENSEE to [ ] and to PURECYCLE: OHIO LLC Each sublicense agreement will specifically state that it is not assignable by the sublicensee; and that any attempted assignment will be void ab initio. Notwithstanding the foregoing sentence, PURECYCLE: OHIO LLC, as sublicensee of LICENSOR, may pledge all of its right, title and interest in the sublicense as collateral security in favor of UMB Bank, N.A., a national banking association, as trustee under the Indenture of Trust executed with the Southern Ohio Port Authority in support of the issuance of Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A, its Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B and its Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C, and additional bonds issued under such Indenture of Trust, or similar bond facility, and to their respective successors and assigns.

4.10.2.	Effect of Termination on Sublicense. Upon expiration or termination of this AGREEMENT, any sublicense that was in effect immediately prior to the expiration or such termination, and such sublicensee's rights under such sublicense, will survive, with OWNER as the sublicensee's direct licensor; provided that (i) such sublicensee is not the cause of a breach that resulted in the termination of this AGREEMENT and is not itself in breach of obligations under its sublicense; and (ii) within 60 days after the sublicensee’s receipt of written notice of expiration or termination of this AGREEMENT, such sublicensee provides written notice to OWNER of its election to continue its sublicense as a direct license from OWNER and of its agreement to assume all obligations (including obligations for payment) contained in its sublicense agreement as the sublicensee's direct obligations to OWNER. OWNER agrees that solely with respect to the 1st commercial plant in Ironton, OH, for which a sublicense will be granted to PURECYCLE: OHIO LLC by LICENSEE, the conditions to survival of the sublicense contained in clause (i), above, will be interpreted as follows: If the sublicensee has caused a breach that has resulted in the termination of this AGREEMENT or is in breach of its obligations under its sublicense, OWNER will recognize the trustee under the Indenture of Trust described in Section 4.10.1 (and not PURECYCLE: OHIO LLC) as the sublicensee under the sublicense, which shall survive the termination of the AGREEMENT, and the trustee shall have the option to be a direct licensee of P&G. For clarity, the conditions to survival of the sublicense contained in clause (ii), above, remain.

4.10.3.	Notice of Sublicense. Within 30 days of signing of a subject sublicense, LICENSEE will provide OWNER with a copy of the sublicense agreement.

4.11.	Royalties. After making the production volumes of Paragraph 4.6 (OWNER Option for Capacity) for OWNER at MFN PRICING and PETRO-COMPETITIVE PRICING, LICENSEE will pay OWNER royalty as a percentage of NET SALES by weight of LICENSED PRODUCT sold by LICENSEE to parties other than OWNER during the TERM at the royalty rate set forth in Table 4.11:

Table 4.11

Net Price of	Royalty Rate for	Royalty Rate for	Royalty Rate for	Royalty Rate for	Royalty Rate after
LICENSED	the first 5 years	the first 5 years	the first 5 years	the first 5 years	the first 5 years from
PRODUCT	after START OF	after START OF	after START OF	after START OF	START OF SALES,
	SALES, Plants	SALES, Plants	SALES, Plants	SALES, Plants	All Plants (Plants 1-
	1-5	6-8	9-12	after Plant 12	12 and Plants after
Plant 12)

Greater than	[ ]	[ ]	[ ]	[ ]	[ ]
$0.55/lb	[ ]	[ ]	[ ]	[ ]	[ ]

	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]
	[ ]	[ ]	[ ]	[ ]

$0.35/lb-	[ ]	[ ]	[ ]	[ ]	[ ]
$0.55/lb

$0.31/lb-$0.34/lb	[ ]	[ ]	[ ]	[ ]	[ ]

$0.26/lb-$0.30/lb	[ ]	[ ]	[ ]	[ ]	[ ]

Less than	[ ]	[ ]	[ ]	[ ]	[ ]
$0.25/lb

Notwithstanding anything to the contrary in this AGREEMENT, the maximum royalty rate payable to OWNER with respect to sales of LICENSED PRODUCT under any sublicense granted  by LICENSEE to TOTAL will
[                                                                                                                                                                                                              ]

4.12.	Non-PETRO-COMPETITIVE PRICING. If LICENSEE is able to make the LICENSED PRODUCT available to OWNER at MFN PRICING, but does not sell to OWNER at PETRO-COMPETITIVE PRICING, then the COMMERCIAL PATENT LICENSE will become a non-exclusive, royalty-bearing license limited to the existing commercial plants in each REGION. LICENSEE will pay OWNER a RUNNING ROYALTY at the stepped rates set forth in Table 3.8.

4.13.	No LICENSED PRODUCT Availability. If LICENSEE does not make the LICENSED PRODUCT available at the production volumes of Paragraph 4.6 (OWNER Option for Capacity) at either MFN PRICING or PETRO-COMPETITIVE PRICING, then the COMMERCIAL PATENT LICENSE will terminate at the election of OWNER upon written notice to LICENSEE.

4.14.	COMMERCIAL PATENT LICENSE Claw-Back. The COMMERCIAL PATENT LICENSE will convert into a non-exclusive, royalty-bearing license, with a RUNNING ROYALTY at the stepped rates set forth in Table 3.8 limited to the existing commercial plants in each REGION if (a) LICENSEE is unable to meet mutually agreeable PCT resin TECHNICAL SPECIFICATIONS within 6 months of the start of the 1st commercial plant or (b) if LICENSEE is unable or unwilling to provide OWNER the LICENSED PRODUCT at the offtake specified under Paragraph 4.6 (OWNER Option for Capacity) of the 1st commercial plant or subsequent commercial plants at both MFN PRICING and PETRO-COMPETITIVE PRICING.

4.15.	Comparable License. After LICENSEE achieves START OF SALES, OWNER will consider negotiating, at OWNER’s sole discretion, a separate agreement of comparable structure to this AGREEMENT entailing recycled resins outside of the LICENSED PRODUCT utilizing the OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS.

4.16.	PHASE 3 TERM. Subject to Paragraph 4.9 (COMMERCIAL PATENT LICENSE), the term for PHASE 3 is effective from the PHASE 3 ELECTION and terminates at the later of (a) the expiry date of the warrant of Paragraph 4.2 (Warrant) or (b) upon expiration of the last to expire LICENSED PATENTS (“PHASE 3 TERM”); unless terminated earlier under Paragraphs 4.3 (Plant Funding), 4.8 (PETRO-COMPETITIVE PRICING Exception), 4.12 (No LICENSED PRODUCT Availability), or Article 10 (Termination).

4.17.	OWNER Personnel. LICENSEE may request from OWNER the equivalent of up to [ ] FTEs of R&D resources to help execute the PHASE 3 WORK PLAN, the request to be accepted at OWNER’s sole discretion. The cost for these FTEs will be paid by LICENSEE to OWNER and will be capped [ ] for each 12-month period during the TERM, unless otherwise agreed by the PARTIES in writing.

4.17.1.	Travel Costs. LICENSEE will be responsible for all reasonable and necessary travel costs incurred by OWNER's personnel during the PHASE 3 WORK PLAN. Travel costs will be paid by LICENSEE to OWNER on a quarterly basis.

4.18.	Grant Back. LICENSEE hereby grants OWNER a non-exclusive, worldwide, non-assignable and otherwise non-transferable, irrevocable, sublicense (the “GRANT BACK SUBLICENSE”), with a limited right to sub-sublicense pursuant to Paragraphs 4.18.1 and 4.18.2, under OWNER’S PRE-EXISTING IP, LICENSED IP, and OWNER-OWNED IMPROVEMENTS to make, have made, use, offer to sell, and sell the LICENSED PRODUCT, subject to the following territory and time restrictions.

4.18.1.	Volume Commitments. The aggregate tonnage of LICENSED PRODUCT produced under the GRANT BACK SUBLICENSE and any permitted sub-sublicense under the GRANT BACK SUBLICENSE will be capped as pursuant to Table 4.18.1.

Table 4.18.1.

Years after the	Aggregate Annual
RESTATEMENT	tonnage of LICENSED
EFFECTIVE DATE	PRODUCT, geography

0-5	[ ] metric tons per year, cumulative for all REGIONs

Beyond Year 5	[ ] metric tons per year, per REGION

4.18.2.	Geographic Commitments. The territory under the GRANT BACK SUBLICENSE will exclude START OF CONSTRUCTION of a plant within a [ ] mile radius of LICENSEE’s 1st commercial plant in Ironton, OH for 5 years after the RESTATEMENT EFFECTIVE DATE.

5.	FEU Access

5.1.	General Access. LICENSEE agrees to provide access to OWNER and THIRD PARTIES as follows:

5.1.1.	Showcase for OWNER Sub-sublicensees. LICENSEE will provide FEU access to qualified OWNER sublicenses or prospective sub-sublicensees, including a half day FEU visit for each OWNER sub-sublicensee or prospective sub-sublicensee to showcase the FEU with a manageable number of attendees, reasonably scheduled to minimize disruption to FEU operations. For clarity, the PARTIES anticipate no more than [ ] (although this number is nonbinding) showcase sessions for OWNER’s sub-sublicensees or prospective sub-sublicensee for the first 5 years after the RESTATEMENT EFFECTIVE DATE.

5.1.2.	Access for OWNER and OWNER SUB-SUBLICENSEES. LICENSEE will provide [ ] weeks of operational access to the FEU per year. LICENSEE may charge reasonable fees for services and materials (e.g. test quantities of resins, etc.). OWNER and LICENSEE will take steps to ensure access by OWNER sub-sublicensees to the FEU will be controlled so as to safeguard LICENSEE INFORMATION.

5.1.3.	DISPUTE Prohibition. Notwithstanding the other provisions of this Section Section 5.1, neither [ ] any THIRD PARTY engaged in a DISPUTE with LICENSEE, nor their respective agents will be granted access to the FEU without the prior written consent of LICENSEE, which may be withheld in LICENSEE’s sole discretion. Notwithstanding the previous sentence, OWNER may access and utilize the FEU subject to Paragraph 5.1.2, on behalf of [ ] or any THIRD PARTY engaged in a DISPUTE with LICENSEE.

5.1.4.	Routine Plant Visitor Policies. All visits under this AGREEMENT (including under this Section 5 and Section 14) shall be subject to LICENSEE’s plant visitor policies substantially in the form of Schedule and LICENSEE shall be entitled, without penalty or recourse by OWNER, to refuse entry to any person (including OWNER, sublicensee, 5.1.4, BOREALIS or any THIRD PARTY) who refuses to abide by LICENSEE’s plant visitor policies, including without limitation, signing LICENSEE’s standard plant visitor agreement prior to entry into the FEU.

6.	Sampling

6.1.	LICENSED PRODUCT Sample. LICENSEE will provide OWNER with quantities and timing of LICENSED PRODUCT produced from the FEU listed in Table 0. Notwithstanding the foregoing sentence, if any of the quantities of Table 0 are not completed by the associated date LICENSED PRODUCT is to be received by OWNER, LICENSEE will roll any shortage into the following period such that the [ ] pounds committed in Table 0 is received by OWNER by March 1, 2021. Further, for each period LICENSEE will complete production and delivery of the amounts from Table 0 to OWNER ahead of any THIRD PARTY deliverable.

Table 6.1

Amount of LICENSED PRODUCT	Date LICENSED PRODUCT to be received by OWNER

[ ] pounds	First tranche by September 1, 2020 and remaining tranche to complete 1200 pound commitment by October 1, 2020

[ ] pounds	On or before December 1, 2020

[ ] pounds	On or before March 1, 2021

7.	Payments

7.1.	Payment Due Dates. LICENSEE will pay all royalty obligations under this AGREEMENT within 30 calendar days following the end of each semi-annual period of the CONTRACT YEAR in which the royalties have accrued. LICENSEE will pay all other payments and fees accruing to OWNER under the terms of this AGREEMENT or before their respective due dates.

7.2.	Late Payments. Payments provided for in this AGREEMENT, when overdue, will bear interest at a rate of 12% per annum for the time period from the payment due date until payment is received by OWNER.

7.3.	Wire Transfer. All payments, fees and royalties are to be transferred by wire [ ], or as OWNER might otherwise direct in writing. If a subject payment, fee, or royalty must be paid in non-USD pursuant to Paragraph 7.6 (Currency), then LICENSEE will promptly notify OWNER and OWNER will provide LICENSEE the appropriate P&G-required bank deposit information.

7.4.	Payment Reference. In the detail section of the transmission for royalty payments, LICENSEE will provide the following statement: PureCycle Technologies Royalty Payment for Patent License, Contract # [____]: For Royalty Period (_____)”, providing within the parentheses the period the royalties relate to, e.g., “(First Half, 2016)”. OWNER will provide the contract number to LICENSEE together with a Contract Administration packet.

7.5.	Payment Notice. When money is transferred, LICENSEE will send a notice to the following address, and/or such other address as OWNER designates by written notice:

The Procter & Gamble Company

[

                                         ]

7.6.	Currency. LICENSEE will pay all royalties and other payment obligations of LICENSEE in USD. If the royalty was generated in non-USD, then the royalties will be calculated separately for each month of the semi-annual period by determining the aggregate NET SALES of LICENSED PRODUCT for that month in local currency, then converting same to USD using an average of the conversion rates for the first through last BUSINESS DAY of that semi-annual period as published in The Wall Street Journal, New York edition. The royalties for each month of the semi-annual period will be calculated separately as described, and then added to arrive at the royalty payment in USD.

7.7.	Statements & Reports. Within 30 calendar days after the end of each semi-annual period, LICENSEE will prepare and issue to OWNER verified reports for semi-annual period in the English language that will include:

7.7.1.	Label. a label identifying this AGREEMENT’s title, reference number, and semi-annual period;

7.7.2.	Totals. total number or amount of LICENSED PRODUCT sold or OTHERWISE DISTRIBUTED by LICENSEE;

7.7.3.	Sales. GROSS SALES and NET SALES;

7.7.4.	Deductions & Returns. itemized deductions and returns by LICENSED PRODUCT, used to calculate NET SALES;

7.7.5.	Royalties. the royalties accrued during the semi-annual period and payable to OWNER by LICENSEE, including supporting summary calculations;

7.7.6.	Forecasts. LICENSEE’s forecasts for NET SALES for the next 2 semi-annual periods; and

7.8.	Report if No Product Sold. If no LICENSED PRODUCT is sold or OTHERWISE DISTRIBUTED by LICENSEE during the reporting period, LICENSEE will prepare and issue a report to OWNER to that effect, within 30 calendar days after the end of each semi-annual period.

7.9.	Transmitting Reports. LICENSEE will transmit, via a method and form as directed by OWNER, the reports of Paragraphs 7.7 (Statements & Reports) and 7.8 (Report if No Product Sold) to the following addresses, or such other address as OWNER designates by written notice:

The Procter & Gamble Company

[

                                                            ]

7.10.	Taxes. LICENSEE is responsible for timely paying all taxes on the sales of LICENSED PRODUCT.

7.11.	Withholding. If any taxes on sales of LICENSED PRODUCT are owed by OWNER and required by law or regulation to be withheld on any royalty or other payments under this AGREEMENT, then:

7.11.1.	Payment. LICENSEE will timely pay the taxes on behalf of OWNER.

7.11.2.	Deduction. LICENSEE will deduct the amount of the taxes from the subject royalty before paying the royalty to OWNER.

7.11.3.	Certificate. LICENSEE will provide to OWNER a certified copy of the withholding tax certificate for the taxes.

7.11.4.	Assistance. LICENSEE will assist OWNER with obtaining other necessary documentation for the taxes, including documentation required by revenue authorities to enable OWNER to claim exemption or repayment of the taxes.

8.      Ownership of IMPROVEMENTS

8.1.	IMPROVEMENTS. IMPROVEMENTS made jointly by both PARTIES (“OWNER-OWNED IMPROVEMENTS”), are owned by OWNER, and any rights that might accrue to LICENSEE arising from its inventive contribution to such OWNER-OWNED IMPROVEMENTS are hereby assigned to OWNER. As between OWNER and LICENSEE, IMPROVEMENTS made solely by LICENSEE and/or sublicensees of LICENSEE (“LICENSEE IMPROVEMENTS”), are owned by LICENSEE. LICENSEE hereby grants OWNER, a non-exclusive, worldwide, non-sublicensable, royalty-free license under LICENSEE IMPROVEMENTS, to make, have made, use, offer to sell, and sell the LICENSED PRODUCT. LICENSEE will require sublicensees of LICENSEE to grant OWNER a non-exclusive, worldwide, non-sublicensable, royalty-free license under LICENSEE IMPROVEMENTS developed by such sublicensee of LICENSEE, to make, have made, use, offer to sell, and sell the LICENSED PRODUCT. For the avoidance of doubt, the have made rights granted to OWNER by LICENSEE under this Section 8.1 shall extend only to the right to have made LICENSED PRODUCTS exclusively for OWNER.

8.2.	Decision-making. Despite anything to the contrary in this AGREEMENT except Paragraph 8.3, any decision as to whether to file a patent application, continue prosecution of a patent application, or continue the maintenance of any granted patent on an OWNER-OWNED IMPROVEMENT will be at OWNER’s discretion. LICENSEE will sign any documents that OWNER deems reasonably necessary to secure OWNER’s proprietary rights as set forth in this Paragraph such as to obtain and/or maintain patents, worldwide, or other protection covering OWNER-OWNED IMPROVEMENTS and to fully cooperate as requested to do so in the prosecution and/or maintenance of such patents or other applications. Any such filing, prosecution and maintenance as well as the drafting of any such documents will be at OWNER’s expense.

8.3.	Unelected IMPROVEMENTS. The Parties will discuss, in good faith, whether the OWNER-OWNED IMPROVEMENTS will be maintained as a trade secret. If OWNER elects not to file patent applications on OWNER-OWNED IMPROVEMENTS or maintain as a trade secret, LICENSEE will have the option of filing patent applications at LICENSEE’s expense, with LICENSEE having sole ownership (“PCT FILINGS”). LICENSEE will provide OWNER a non-exclusive, royalty-free license to any PCT FILINGS, which will covert to an exclusive, royalty-free license at the end of the TERM. For the life of the PCT FILINGS, OWNER, at OWNER's sole discretion, may purchase from LICENSEE any of the PCT FILINGS for the associated filing and legal costs, subject to the rights of Paragraph 8.1 (IMPROVEMENTS).

8.4.	PRE-EXISTING IP. Each PARTY’s PRE-EXISTING IP will remain the absolute unencumbered property of the respective owner of the rights at the INITIAL EFFECTIVE DATE, except for the limited rights explicitly set forth in this AGREEMENT.

8.5.	Findings. OWNER will have the right to use findings and information from LICENSEE related to the LICENSED PRODUCT without limitation if (a) the claw-back provisions or Paragraphs 3.9 (PHASE 2 claw-back) or 4.14 (COMMERCIAL PATENT LICENSE claw-back) are triggered or (b) if the AGREEMENT terminates after PHASE 1.

9.      Term

9.1.	Term. This AGREEMENT is effective from the INITIAL EFFECTIVE DATE and terminates at the conclusion of the PHASE 3 TERM, unless terminated earlier under Article 10 (Termination); (any such period, the “TERM”).

10.    Termination

10.1.	Expiration. This AGREEMENT will immediately terminate upon the last of (a) the expiration of the last to expire LICENSED PATENTS or (b) the expiry date of the warrant of Paragraph 4.2 (Warrant).

10.2.	Breach. Either PARTY may terminate this AGREEMENT if the other PARTY is in material breach of any representation, warranty, obligation, or agreement contained in this AGREEMENT, after providing written notice to the other PARTY of such intent and reason for termination. This termination will be: (a) effective immediately upon notice with respect to breaches that are not curable; and (b) effective within 30 calendar days after the date of the notice for curable breaches, unless before the end of that period the other PARTY cured the breach identified in the notice. If the breach is cured in the specified period and the breaching PARTY receives written acknowledgement from the non-breaching PARTY that the breach has been cured, then the notice of termination will be void and of no effect.

10.3.	Cause. Despite Paragraph 10.2 (Breach), OWNER may terminate this AGREEMENT immediately upon written notice to LICENSEE at any time selected by OWNER, following the occurrence of any one or more of the events of Paragraph 10.3.1 (False Report), 10.3.2, (False Claim) or 10.3.3 (Insolvency), unless the event is cured within 7 calendar days after the date of the event and the breaching PARTY provides written acknowledgement to the non-breaching PARTY that the breach has been cured:

10.3.1.	False Report. if LICENSEE at any time makes a knowingly false report, or habitually makes inaccurate reports,

10.3.2.	False Claim. if LICENSEE has made any knowingly false claim about LICENSED PRODUCT, including claims of product performance and/or efficacy;

10.3.3.	Insolvency. Despite Paragraph 10.2 (Breach), this AGREEMENT immediately terminates if LICENSEE: (a) suspends or discontinues substantially all of its business operations; (b) makes any assignment for the benefit of its creditors; (c) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any part of its property; (d) fails to pay or admits in writing its inability to pay its debts generally as they become due; (e) has involuntary bankruptcy proceedings commenced against it under the United States Bankruptcy Code (and such proceedings or petition remains undismissed or unstayed for a period of more than 60 days); (f) institutes, or consents to any proceeding seeking to have entered against LICENSEE an order for relief under the United States Bankruptcy Code; or (g) institutes, or consents to any proceeding seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of LICENSEE or its debts under any law relating to bankruptcy or insolvency.

10.4.	Equipment Attachment. This AGREEMENT immediately terminates if any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, is entered or filed against LICENSEE, or against any of LICENSEE’s property, in an aggregate amount in excess [ ] (except to the extent fully covered by insurance under which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded, or unstayed for a period of 30 days.

10.5.	Validity Challenge. Despite Paragraph 10.2 (Breach), and in view of the representations set forth in Paragraph 12.3 (Representation of Conflict Avoidance Benefit), if LICENSEE or any LICENSEE AFFILIATE initiates one or more challenges, or assists either directly or indirectly in the initiation of one or more challenges to the validity or enforceability of any of the LICENSED PATENTS in any manner, including requesting a declaration of invalidity or unenforceability in a court, administrative or government proceeding, or other tribunal of competent jurisdiction, or by cooperating with a THIRD PARTY to do so, then OWNER may, at its discretion, terminate this AGREEMENT immediately upon written notice to LICENSEE. The termination may be as to the entirety of this AGREEMENT or as to the particular one or more LICENSED PATENTS involved. The invalidity or unenforceability of any LICENSED PATENTS will not create an obligation of OWNER to refund to LICENSEE any royalties or other fees paid by LICENSEE to OWNER.

10.6.	Termination by LICENSEE. LICENSEE may terminate the license granted hereunder at any time after providing 30 days notice to OWNER. Obligations under this Agreement shall continue to accrue during the 30 day notice period, including the obligation to make any payments due under this AGREEMENT.

11.     Effect of Termination.

11.1.	Surviving Rights & Obligations. Termination of this AGREEMENT will not relieve either PARTY of any obligations accruing prior to such termination, including those set forth in: Articles 7 (Payments), 16 (Confidentiality), 17 (Other Representations & Warranties), and 19 (Indemnification & Insurance).

11.2.	Reversion. Upon the termination of this AGREEMENT, all rights granted to LICENSEE will revert to OWNER, and LICENSEE will have no claim against OWNER for compensation of loss of business or goodwill, or for any other damages that might result from such termination of this AGREEMENT.

11.3.	Payment. OWNER is entitled to retain all royalties and other things of value paid or delivered to OWNER prior to termination. The entire unpaid balance of all royalties or other fees owing and due under this AGREEMENT will immediately become due and payable upon termination.

11.4.	Execute Documents. LICENSEE will sign all documents necessary to terminate of record any of LICENSEE’s rights under this AGREEMENT; OWNER will prepare such documents at OWNER’s at expense.

11.5.	Production and Sale Rights After Termination. Upon termination of this AGREEMENT, LICENSEE shall cease all production and sale of completed LICENSED PRODUCT. Production and sale of LICENSED PRODUCT where production had begun prior to notice of termination may continue for one year after termination, subject to the royalty payments of this AGREEMENT.

12.    LICENSED PATENTS – Additional Obligations

12.1.	Patent Prosecution & Maintenance. OWNER will determine, in its discretion, whether and in what manner to file, prosecute, obtain, register and maintain LICENSED PATENTS, and patent applications and patents on IMPROVEMENTS (“PATENT PROSECUTION”). OWNER agrees to use reasonable efforts to file and prosecute patent applications and maintain LICENSED PATENTS. OWNER will keep LICENSEE reasonably informed of their filing, prosecution and maintenance activities and where practical, will give LICENSEE the opportunity to comment on major decisions concerning such activities. To the extent OWNER elects to conduct PATENT PROSECUTION, OWNER will be financially responsible for all fees associated with such PATENT PROSECUTION.

12.2.	Patent Marking. LICENSEE will not mark LICENSED PRODUCT with any LICENSED PATENTS nor reference any LICENSED PATENTS in advertising unless requested in writing by OWNER. Upon OWNER’s request, LICENSEE will place in a conspicuous location on any LICENSED PRODUCT sold in the US, the words “US Patent(s)” followed by a listing of the applicable LICENSED PATENTS. Upon OWNER’s request, LICENSEE will place in a conspicuous location, on any subject LICENSED PRODUCT for sale outside the US, a patent notice in accordance with the applicable patent marking laws of the country in which the LICENSED PRODUCT is made and/or sold, should such marking serve as legal notice to would-be infringers. It will be LICENSEE’s responsibility to ensure compliance with all applicable laws and regulations.

12.3.	Representation of Conflict Avoidance Benefit. The PARTIES represent that a mutual benefit of the license(s) granted in this AGREEMENT is the avoidance of expending financial and/or other resources on any potential conflict between the PARTIES regarding what OWNER would otherwise consider infringement of its LICENSED PATENTS in the absence of the license(s) granted in this AGREEMENT.

12.4.	No Other Licenses Granted to LICENSEE. The licenses granted LICENSEE under this AGREEMENT are limited to those specifically set forth in Paragraphs 2.3 (PHASE 1 PATENT LICENSE), 3.2 (PHASE 2 PATENT LICENSE), and 4.9 (COMMERCIAL PATENT LICENSE). Nothing in this AGREEMENT will be construed to grant LICENSEE any rights or licenses to any other certification mark, copyright, domain name or other URL, know-how, logo, patent, product name, service mark, technical information, trademark, trade name, or other intellectual property of OWNER. All rights not specifically granted to LICENSEE are reserved by OWNER.

12.5.	Conversion to Non-exclusive. Despite anything to the contrary in this AGREEMENT, upon the occurrence of any one or more of the following events, and unless and until terminated under any rights to terminate under this AGREEMENT (specifically including any termination events that include a cure period), any SOLE or exclusive license grants under this AGREEMENT will (a) immediately become non-exclusive at OWNER’s sole discretion and (b) any rights to future sublicense will immediately terminate at OWNER’s sole discretion; LICENSEE is specifically not entitled to any cure period to avoid such conversion to non-exclusive:

12.5.1.	Failure to Pay. if LICENSEE fails to make a timely payment to OWNER of any royalties or other payments due under this AGREEMENT and LICENSEE fails to make such payment within 7 days of written notice by OWNER;

12.5.2.	Change in Ownership. if LICENSEE undergoes a substantial change in management or control without the prior written consent of OWNER, where “control” as used in this clause means the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the membership units of LICENSEE.

13.    Additional Licensee Obligations

13.1.	Product Costs. LICENSEE will be solely responsible for all costs of all of LICENSEE’s activities associated with LICENSED PRODUCT including all costs associated with manufacture, distribution, sale, advertising, promotion, packaging design, and artwork.

13.2.	Compliance with Laws. LICENSEE represents as of the INITIAL EFFECTIVE DATE and warrants for the TERM, that LICENSEE is, and will at all times be, in full compliance with all applicable governmental, legal, regulatory and professional requirements associated with LICENSED PRODUCT; including all applicable codes, certifications, decrees, judgments, laws, orders, ordinances, regulations, and rules; including those related to: advertising and marketing, adulteration and contamination, antitrust, board of health, branding and labeling, consumer protection and safety, customs, employment, environmental matters (including NSF certification, state certification, extraction results, California Proposition 65, and applicable EPA regulations), fair trade, immigration, importation of materials, labor, product quality, working conditions, worker health and safety, and all applicable privacy laws (regulations, rules, opinions or other governmental and/or self-regulatory group requirements or statements of position), and the manufacture, marketing, and distribution of the LICENSED PRODUCT (collectively, “LAWS”). OWNER accepts no responsibility or liability for the noncompliance of LICENSEE or its contract manufacturers with any applicable LAWS.

13.3.	Non-Infringement Analysis. LICENSEE will use reasonable efforts to conduct a competent non-infringement analysis of LICENSED PRODUCT in view of THIRD PARTY intellectual property rights prior to LICENSEE’s first sale of LICENSED PRODUCT.

13.4.	No Child Labor. Neither LICENSEE nor its contract manufacturers will engage in child labor practices or in unfair labor practices and LICENSEE will be responsible to verify compliance by its contract manufacturers. For purposes of this paragraph, the term “child” means any person younger than the age of completion of compulsory schooling; but in any event no person younger than the age of 15 will be employed in the manufacturing, packaging, or distribution of the LICENSED PRODUCT.

13.5.	Trade & Consumer Research. LICENSEE will provide OWNER full access to any trade or consumer research conducted on the LICENSED PRODUCT, even if funded entirely by LICENSEE. This research will be conducted in such a way as to assure the legality of this access. LICENSEE will ensure that OWNER will have the unlimited and unrestricted right to use these research learnings and data for OWNER’s own use in OWNER’s future commercial endeavors.

14.    Audit & Inspection

14.1.	Record Keeping. LICENSEE will keep and maintain at its regular place of business complete and accurate books and records of all transactions carried out by LICENSEE in connection with the creation and sales of LICENSED PRODUCT under this AGREEMENT, sufficient to comply with United States Generally Accepted Accounting Principles (a.k.a., GAAP), applicable laws and provisions outlined in this AGREEMENT, including accounting books and records, regarding LICENSED PRODUCT manufacturing, sales, shipment, returns, deduction and promotion ledgers, written policies and procedures, approval forms, THIRD PARTY manufacturer’s agreements, if applicable, and general ledger entries, and any consumer comments and call logs and data (these books and records, collectively “RECORDS”).

14.2.	Audits. RECORDS will be subject to audit and reproduction by OWNER during the TERM and for 3 years subsequent to termination of this AGREEMENT. For the purpose of ensuring verification of compliance by LICENSEE with all requirements of this AGREEMENT, OWNER or its authorized representative will have the right to inspect and audit the RECORDS during regular business hours, on condition that OWNER will give LICENSEE at least 10 calendar days advance notice of its intention to do so.

14.3.	Audit Findings. If, based on OWNER’s audit or inspection of LICENSEE’s records related to this AGREEMENT, OWNER determines that the amount of royalties and other fees properly due to OWNER is greater than the amount reported and/or actually paid by LICENSEE to OWNER, and OWNER provides LICENSEE a copy of a report describing the underpayment, and showing, in reasonable detail, the basis upon which such underpayment was determined; then, within 30 calendar days from the date the report was provided to LICENSEE:

14.3.1.	Underpayment. LICENSEE will pay OWNER a sum of money equal to the underpayment as determined by OWNER, along with interest on the underpayment at a rate of 12% per annum from the date the royalties were due until the date on which the underpayment is paid to OWNER; or

14.3.2.	Overpayment. OWNER will (a) credit the amount of any overpayment to the next payment date or (b) if there is no future payment due OWNER, refund the amount of the overpayment.

14.4.	Contesting Audit Findings. If LICENSEE wants to contest OWNER’s determination of an amount of LICENSEE’s underpayment of royalties, then LICENSEE will provide written notice to OWNER. In response to this written notice, OWNER may, at OWNER’s discretion, request an independent auditor, reasonably acceptable to LICENSEE, to review the RECORDS and/or the basis on which OWNER determined the amount of underpayment. If the auditor confirms OWNER’s claim, or concludes that the underpayment was larger than the amount estimated by OWNER, then LICENSEE will, within 30 calendar days from the date of the auditor’s conclusions, remit to OWNER a sum equal to the deficiency determined by the auditor and all actual costs of the independent audit will be borne by LICENSEE; along with interest on the underpayment, at a rate of 12% per annum, from the date on which the royalties were due from LICENSEE until the date on which the underpayment is paid to OWNER.

14.5.	Inspection of Manufacturing Facilities. Subject to Section 5.1.4, OWNER or its representatives will be permitted to enter and inspect, at reasonable times during business hours and with at least 24 hours prior written notice, LICENSEE’s plants and warehouses, and those of its contract manufacturers where the LICENSED PRODUCT are being manufactured or stored. OWNER has the right to request copies of LICENSEE’s quality assurance and control processes, data and records at any time; and copies of such processes, data and records will be provided to OWNER within 10 calendar days of the request.

14.6.	Testing of Product. OWNER has the right to require that the LICENSED PRODUCT be submitted to testing by a testing laboratory approved by OWNER, at LICENSEE’s cost, and in accordance with generally accepted testing methods, protocols and standards. OWNER will seek to conduct any such inspection and/or testing in a manner calculated to reasonably minimize interference with normal business operations. No such inspection or testing will reduce, mitigate or eliminate any of LICENSEE’s obligations under this AGREEMENT.

15.    Assignment & Delegation

15.1.	OWNER Assignment of Agreement. This AGREEMENT may be assigned in whole or part by OWNER to any OWNER AFFILIATE or other THIRD PARTY and this AGREEMENT will benefit and be binding on any assignees of OWNER to the extent set forth in the applicable assignment document.

15.2.	OWNER Assignment of IP. Despite Paragraphs 17.1 (Authority) and 17.2 (Ownership & Right to License), OWNER may assign to any OWNER AFFILIATE or other THIRD PARTY any intellectual property rights licensed by OWNER to LICENSEE under this AGREEMENT, on condition that a written agreement is entered into binding the AFFILIATE or other THIRD PARTY to the licensor obligations of this AGREEMENT with respect to such assigned intellectual property rights.

15.3.	No Assignments or Delegations by LICENSEE. The rights and licenses granted by OWNER in this AGREEMENT are personal to LICENSEE and this AGREEMENT is entered into because of OWNER’s reliance upon the knowledge, experience, skill, and integrity of LICENSEE. This AGREEMENT, the license(s) and any other rights granted to LICENSEE under this AGREEMENT, and/or any duties to be performed by LICENSEE under this AGREEMENT will not be delegated, assigned, transferred, hypothecated, sublicensed, encumbered, or otherwise disposed of –including by merger (whether that party is the surviving or disappearing entity), consolidation, dissolution, or operation of law– without first obtaining the consent in writing of OWNER, which may be withheld in OWNER’s reasonable discretion. If OWNER grants such consent, then all future delegations, assignments, transfers, hypothecations, sublicenses, encumbrances, or other disposals of any new party’s rights and/or duties under this AGREEMENT will not occur without written consent from OWNER; such consent may be withheld in OWNER’s discretion. Any attempted assignment without OWNER’s consent will be void and will automatically terminate all rights of LICENSEE under this AGREEMENT. This paragraph notwithstanding, if LICENSEE forms one or more new companies for the commercial manufacture of LICENSED PRODUCT or for project financing purposes, OWNER will not unreasonably withhold consent to assign or sublicense. A transaction whereby LICENSEE is converted into a corporation, whether by merger or conversion statute, or any transaction by LICENSEE principally for the purpose of capital fundraising shall not constitute an assignment by LICENSEE for purposes of this Section 15.3 provided that, no Person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 become the beneficial owner, directly or indirectly, of more than 50% of the outstanding equity interests of LICENSEE as a result of such transaction.

15.4.	Assignment of LICENSEE IMPROVEMENTS. Notwithstanding anything in this AGREEMENT to the contrary, upon permitted assignment under Sections 15.1 and 15.2 by OWNER to a THIRD PARTY, any and all licenses to LICENSEE IMPROVEMENTS granted, or required to be granted, to OWNER by LICENSEE shall immediately terminate.

16.    Confidentiality

16.1.	Disclosure of INFORMATION. It is understood that confidential information might be disclosed by one PARTY (“DISCLOSER”) to the other PARTY (“RECEIVER”) for purposes of enabling the RECEIVER’s performance under this AGREEMENT. This confidential information may include commercial plans, customer lists, data, designs, drawings, financial projections, findings, formulae, ideas, inventions, know-how, new products, plans, photographs, pricing information, processes, reports, samples, sketches, specifications, and studies (collectively “INFORMATION”).

16.2.	Obligation of Confidentiality. The RECEIVER will: (a) maintain the INFORMATION in confidence using the same degree of care, but no less than a reasonable degree of care, as RECEIVER uses to protect its own confidential information of a like nature; (b) use the INFORMATION solely in connection with RECEIVER’s permitted activities under this AGREEMENT; and (c) not disclose the INFORMATION to any THIRD PARTIES other than employees or agents of the RECEIVER where such disclosure is necessary to enable RECEIVER’s performance under this AGREEMENT. But, the RECEIVER will have no obligation under this Article 16 with respect to any specific portion of INFORMATION that:

16.3.	Prior Possession. is already in the RECEIVER’s possession at the time of disclosure by the DISCLOSER, as established by competent documentary evidence;

16.4.	Publicly Available. is or later becomes available to the public, other than by the RECEIVER’s default of this Article 16;

16.5.	Received From Others. is received from a THIRD PARTY having no obligation of confidentiality to the DISCLOSER;

16.6.	Independently Developed. is independently developed by the RECEIVER by personnel not aware of the INFORMATION of the DISCLOSER, as established by competent documentary evidence; or

16.7.	Disclosed to Others. corresponds to that furnished by the DISCLOSER to any THIRD PARTY on a non-confidential basis other than in connection with limited consumer testing.

16.8.	Required Disclosure by Law / Regulation. If RECEIVER is required by law or government regulation to disclose DISCLOSER INFORMATION

(“COMPELLED DISCLOSURE”), then RECEIVER will: (a) provide prompt reasonable prior notice to the DISCLOSER of the COMPELLED DISCLOSURE so that DISCLOSER may take steps to protect DISCLOSER’s confidential information, and (b) provide reasonable cooperation to DISCLOSER in DISCLOSER’s protecting against the COMPELLED DISCLOSURE and/or obtaining a protective order narrowing the scope of the COMPELLED DISCLOSURE or use of the INFORMATION. If DISCLOSER is unable to obtain such protection against the COMPELLED DISCLOSURE, then despite the commitments set forth in Paragraph 16.2 (Obligation of Confidentiality) RECEIVER will be entitled to disclose the DISCLOSER’s INFORMATION (aa) only as and to the extent necessary to legally comply with the COMPELLED DISCLOSURE and (bb) on condition that RECEIVER exercises reasonable efforts to obtain reliable assurance that the DISCLOSER’s INFORMATION is treated as confidential to the extent allowable by the law or government regulation requiring the COMPELLED DISCLOSURE. Such COMPELLED DISCLOSURE does not otherwise waive the non-use and confidentiality obligations set forth in Paragraph 16.2 (Obligation of Confidentiality) with respect to other uses and/or other disclosures of such INFORMATION.

16.9.	Representation That No Disclosure Required. LICENSEE represents as of the INITIAL EFFECTIVE DATE that LICENSEE does not need to disclose the terms of this AGREEMENT for any reasons permitted by Paragraph 16.8 (Required Disclosure by Law/Regulation).

16.10.	Term of Confidentiality. Despite termination of this AGREEMENT, the obligations of confidentiality and non-use of the RECEIVER under this Article 16 with respect to specific portions of INFORMATION will survive for a period of 5 years from termination of this AGREEMENT, or upon written release of such obligations by the DISCLOSER; whichever is earlier. Following termination of the obligations of confidentiality under this Article 16 (Confidentiality), the RECEIVER will be completely free of any express or implied obligations restricting disclosure and use of INFORMATION for which the termination of commitments applies, subject to the DISCLOSER’s patent and other intellectual property rights.

16.11.	Disclosure of this Agreement. LICENSEE will not divulge, permit, or cause LICENSEE’s officers, directors, or agents to divulge the substance of this AGREEMENT, other than to (a) its representatives and attorneys in the course of any legal proceeding to which either of the PARTIES is a party for the purpose of securing compliance with this AGREEMENT, (b) its contract manufacturers, sublicensees, or potential sublicensees for the purpose of complying with this AGREEMENT or (c) bona fide potential investors in the LICENSEE for the purpose of investor diligence related to raising private capital; in all cases, LICENSEE will disclose only those portions of this AGREEMENT necessary for the respective purposes under (a) (b), or (c) of this paragraph.

17. Other Representations & Warranties

17.1.	Authority. Subject to Paragraph 15.2 (OWNER Assignment of IP), each of the PARTIES represents as of the INITIAL EFFECTIVE DATE and warrants for the TERM that it has authority to enter into this AGREEMENT and to perform its obligations under this AGREEMENT and that it has been authorized to sign and to deliver this AGREEMENT.

17.2.	Ownership & Right to License. Subject to Paragraph 15.2 (OWNER Assignment of IP), OWNER represents as of the INITIAL EFFECTIVE DATE that:

17.2.1.	Licensed Patents. OWNER owns LICENSED PATENTS.

17.2.2.	Right to License. OWNER has the right to license the LICENSED PATENTS under this AGREEMENT.

17.3.	Technical Information – No Liability. Nothing in this AGREEMENT will be deemed to be a representation or warranty by OWNER of the accuracy, safety, or usefulness for any purpose of any technical information, techniques, or practices at any time made available by OWNER or any OWNER AFFILIATE. Neither OWNER nor any OWNER AFFILIATE will have any liability to LICENSEE or any other PERSON for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed on LICENSEE or any other PERSON, however caused, related to or arising out of or from: (a) the production, use, or sale of any apparatus or product, including LICENSED PRODUCT; (b) the use of any technical information, techniques, or practices disclosed by OWNER or any OWNER AFFILIATE; or (c) any advertising or other promotional activities with respect to any of the foregoing.

17.4.	Express Disclaimer. OWNER disclaims all representations and warranties – implied, arising by operation of law or cause of conduct, or otherwise–, including warranties of merchantability, fitness for a particular purpose, and non-infringement. OWNER does not represent or warrant the patentability, validity, or enforceability of LICENSED IP; or that LICENSED IP will not be limited by the rights of THIRD PARTIES. OWNER will not have any liabilities or responsibilities with respect to LICENSED PRODUCT.

18. Infringement

18.1.	Notification of Infringements. If LICENSEE becomes aware of any infringement by a THIRD PARTY of the LICENSED PATENTS, LICENSEE will promptly notify OWNER in writing and will provide OWNER any information LICENSEE has in support of such belief.

18.2.	Infringement Action. LICENSEE and OWNER will promptly provide written notice, to the other party, of any alleged infringement by a THIRD PARTY of the LICENSED PATENTS and provide such other PARTY with any available evidence of such infringement. In the event there is good reason to believe infringement of any of the LICENSED PATENTS is occurring, OWNER will take prompt action to abate or settle such infringement. OWNER shall have the right to institute an action in its own name, in so far as permitted by law, to abate the infringement and may join LICENSEE as a plaintiff, only if without cost to LICENSEE.

18.2.1.	During the term of this AGREEMENT, OWNER will have the right to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the LICENSED PATENTS. OWNER will promptly provide LICENSEE copies of all litigation pleadings and other documents submitted to the court. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the written consent of LICENSEE, which consent will not unreasonably be withheld.

18.2.2.	If within 90 days after receiving notice of any alleged infringement of the LICENSED PATENTS by a THIRD PARTY, OWNER has been unsuccessful in persuading the alleged infringer to desist, and has not brought and will not be diligently prosecuting an infringement action, or if OWNER notifies LICENSEE, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then LICENSEE will have the right, but not the obligation, to prosecute, at their own expense and utilizing counsel of its choice, any infringement of the LICENSED PATENTS, and LICENSEE may, for such purposes, join the OWNER as a party plaintiff, at the expense of LICENSEE. The total cost of any such infringement action commenced solely by LICENSEE will be borne by LICENSEE, and LICENSEE will first apply any recovery or damages for past infringement derived therefrom to the payment of its out of pocket expenses, including attorneys fees and court costs, and the remainder shall be divided appropriately between OWNER and LICENSEE with reference to the relative monetary injury suffered by each as a result of the infringement for which such amount is recovered.

18.2.3.	In the event OWNER institutes an action for infringement of LICENSED PATENTS in its own name and a settlement is entered into or monetary damages are awarded in a final non-appealable judgment, the amount paid as a result of such settlement or the monetary damages awarded will first be applied to the payment of OWNER’s out-of-pocket expenses, including attorney’s fees and court costs incurred in the action, and the balance of any such amount will be divided appropriately between OWNER and LICENSEE with reference to the relative monetary injury suffered by each as a result of the infringement for which such amount is recovered.

18.2.4.	In any suit to enforce and/or defend the LICENSED PATENTS pursuant to this AGREEMENT, the PARTY not in control of such suit will, at the request and expense of the controlling PARTY, cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

19.	Indemnification & Insurance

19.1.	Indemnification by LICENSEE. LICENSEE assumes all responsibility as to the manufacture, use, marketing, distributing and sale of LICENSED PRODUCT and for any LIABILITY however caused, related to or arising out of or from the manufacture, use, marketing, distribution, and/or sale of LICENSED PRODUCT, and/or related to or arising out of or from LICENSEE’s breach of any representation, warranty, obligation, or agreement by LICENSEE contained in this AGREEMENT. LICENSEE indemnifies OWNER PARTIES from and against any THIRD PARTY LIABILITY incurred by any OWNER PARTIES related to or arising out of or from the manufacture, use, marketing, distribution, and/or sale of LICENSED PRODUCT by LICENSEE and/or related to or arising out of or from LICENSEE’s breach of any representation, warranty, obligation, or agreement by LICENSEE contained in this AGREEMENT. OWNER will, at the request and expense of LICENSEE, give LICENSEE all reasonable assistance in any such proceedings.

19.1.1.	“OWNER PARTIES” means any of: OWNER; OWNER AFFILIATEs; any agents, officers, directors, and employees of OWNER; and any agents, officers, directors, and employees of OWNER’s AFFILIATEs.

19.1.2.	“LIABILITY” means administrative action, cause of action, claim, damages, expenses, liability, loss, and suit (including reasonable attorney fees and costs) including any damages for personal injuries, including death and property damage and any other costs of whatsoever nature.

19.2.	Insurance. LICENSEE will acquire and maintain at its sole cost and expense throughout the TERM Commercial General Liability insurance, including product liability and contractual liability coverage, underwritten by an insurance company that has been rated at least A-VI by the most recent edition of Best's Insurance Report. The financial status of an insurance company located outside of the United States must be acceptable to OWNER. This insurance coverage will provide protection against all claims, demands, causes of action, or damages, including attorneys' fees, arising out of any alleged defect in the LICENSED PRODUCT, or any use thereof, of not less than [ ] combined single limit for bodily injury, including death, personal injury and property damage, and with a deductible no greater than [ ] The insurance policy will name OWNER as an additional insured party. In addition, LICENSEE will name OWNER as an insured on all excess or umbrella policies carried by LICENSEE. As it relates to LICENSEE’s indemnification obligations, all self-insurance, risk financing techniques and/or insurance policies maintained by LICENSEE will be primary to and not excess or contributory with respect to any insurance or self-insurance maintained by OWNER.

19.3.	Insurance Certificate & Maintenance of Coverage. Within 30 calendar days after the INITIAL EFFECTIVE DATE (and thereafter at the end of each CONTRACT YEAR and at least 30 calendar days prior to the termination of coverage as evidenced by the Certificate of Insurance), LICENSEE will furnish OWNER with a Certificate of Insurance evidencing the foregoing insurance coverage, and including a copy of the additional insured endorsement. Upon termination of this AGREEMENT, LICENSEE will continue to maintain the insurance coverage in full force and effect for an additional 3 years thereafter.

19.4.	LICENSEE’s Performance. Nothing in this Article 19 will restrict, limit, waive, or excuse LICENSEE’s performance of any other obligations set forth elsewhere in this AGREEMENT.

19.5.	LIMITATION ON LIABILITIES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES. THE LIABILITIES LIMITED BY THIS PARAGRAPH 19.5 APPLY: (i) TO LIABILITY FOR NEGLIGENCE; (ii) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT PRODUCT LIABILITY, OR OTHERWISE; (iii) EVEN IF A PARTY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF THE DAMAGES IN QUESTION AND EVEN IF SUCH DAMAGES WERE FORESEEABLE; AND (iv) EVEN IF A PARTY’S REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE. IF APPLICABLE LAW LIMITS THE APPLICATION OF THE PROVISIONS OF THIS PARAGRAPH 19.5, EACH PARTY’S LIABILITY WILL BE LIMITED TO THE MAXIMUM EXTENT PERMISSIBLE.

20. Miscellaneous

20.1.	Applicable Law. All matters arising under or relating to this AGREEMENT are governed by the laws of the State of Ohio applicable to contracts made and performed entirely in such state, without regard to any principle of conflict or choice of laws that would cause the application of the laws of any other jurisdiction. Despite the above, the substantive law of the country of each respective LICENSED PATENT governs the validity and enforceability of the subject LICENSE PATENT.

20.2.	Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this AGREEMENT will refer to this AGREEMENT as a whole and not to any particular provision of this AGREEMENT. The use of the words “include” or “including” in this AGREEMENT will be by way of example rather than by limitation. The phrases “and/or” or “or” will be deemed to mean, e.g., X or Y or both. The meanings given to terms defined in this AGREEMENT will be equally applicable to both the singular and plural forms of these terms. Unless stated specifically to the contrary, all amounts referenced in this AGREEMENT are stated in, and must be paid in, United States Dollars, and the symbol “$” means United States dollars.

20.3.	Agreement Negotiated. The PARTIES have participated jointly in the negotiation and drafting of this AGREEMENT. If any ambiguity or question of intent or interpretation arises, this AGREEMENT will be construed as if drafted jointly by the PARTIES, and no presumption or burden of proof will arise favoring or disfavoring any PARTY by virtue of the authorship of any of the provisions of this AGREEMENT.

20.4.	Headings. Headings or titles to sections or attachments of this AGREEMENT are provided for convenience and are not to be used in the construction or interpretation of this AGREEMENT. All references to sections and attachments will be to the sections and attachments of this AGREEMENT, unless specifically noted otherwise. Reference to a section includes the referenced section, and all sub-sections included within the referenced section.

20.5.	Counterparts. This AGREEMENT may be signed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument. A facsimile or .pdf copy of a signature of a PARTY will have the same effect and validity as an original signature.

20.6.	Dispute Resolution. It is the intention of both PARTIES to attempt to settle all issues between the PARTIES arising from this AGREEMENT by negotiations between the PARTIES. But, should such efforts not be successful, all such disputes will be brought exclusively before the appropriate courts in the State of Ohio, Hamilton County.

20.7.	Effect of Supply Relationship. The terms contained in this AGREEMENT are independent of any contractual supply agreements between OWNER and LICENSEE for purchase of LICENSED PRODUCT for use by OWNER.

20.8.	Entire Agreement / Amendments. This AGREEMENT, including any attached schedules, exhibits, or other attachments, constitutes the entire understanding between the PARTIES with respect to the subject matter contained in this AGREEMENT and supersedes all prior agreements, understandings, and arrangements whether oral or written between the PARTIES relating to the subject matter of this AGREEMENT, except as expressly set forth in this AGREEMENT. No amendment to this AGREEMENT will be effective unless it is in a subsequent writing signed with the same formalities as this AGREEMENT.

20.8.1.	Cross-Termination Clause Exception. Despite Paragraph 20.8 (Entire Agreement / Amendments), this AGREEMENT does not supersede any rights set forth in any previous or future agreement (“PREV/FUT AGREEMENT”) between the PARTIES that may give the OWNER the right, following termination of the PREV/FUT AGREEMENT, to also terminate any other agreement OWNER may have with LICENSEE, including termination of this AGREEMENT.

20.9.	Expenses. Except as specifically provided to the contrary in this AGREEMENT, all costs, fees and/or expenses incurred in connection with this AGREEMENT will be paid by the PARTY incurring such costs, fees and/or expenses.

20.10.	Force Majeure. Neither OWNER nor LICENSEE will be liable to the other for any failure to comply with any terms of this AGREEMENT to the extent the failure is caused directly or indirectly by acts or occurrences beyond the control of or without fault on the part of either PARTY, including: acts of nature, fire, government restrictions or other government acts, strike or other labor dispute, riots, insurrection, terrorism, threats of terrorism, or war (whether or not declared). But, LICENSEE will continue to be obligated to pay OWNER when due all amounts which it will have duly become obligated to pay in accordance with the terms of this AGREEMENT and OWNER will continue to be bound by any exclusivity provisions under this AGREEMENT. Upon the occurrence of any event of the type referred to in this Paragraph 20.10, the affected PARTY will give prompt notice to the other PARTY, together with a description of the event and the duration for which the affected PARTY expects its ability to comply with the provisions of this AGREEMENT to be affected. The affected PARTY will devote reasonable efforts to remedy to the extent possible the condition giving rise to the failure event and to resume performance of its obligations under this AGREEMENT as promptly as possible.

20.11.	Further Assurances. Each PARTY will sign and deliver those additional documents or take those additional actions as may be reasonably requested by the other PARTY if the requested document or action is reasonably necessary to accomplish the purposes of or obligations imposed under this AGREEMENT.

20.12.	Inquiries. All inquiries by THIRD PARTIES with respect to this AGREEMENT will be directed to OWNER.

20.13.	No Special Payments. OWNER does not make any special payments, in cash or in kind, either directly or indirectly, to any THIRD PARTY with a view to influencing unduly the decision of the THIRD PARTY in order to obtain any benefit or advantage. Nothing in this AGREEMENT authorizes LICENSEE to make any such special payments, either directly or indirectly, in the performance of its obligations under this AGREEMENT, nor will OWNER reimburse any such special payments.

20.14.	No Third Party Beneficiaries. Despite anything in this AGREEMENT to the contrary, nothing in this AGREEMENT, expressed or implied, is intended to confer on any PERSON other than the PARTIES or their respective permitted successors and assignees, any rights, remedies, obligations, or liabilities under or by reason of this AGREEMENT.

20.15.	Non-reliance. In evaluating and entering into this AGREEMENT neither PARTY relied and are not relying on any representations, warranties, agreements, or other statements, whether oral or written, of the other, including with regard to any level of profitability, except those representations, warranties, and agreements specifically set forth in this AGREEMENT.

20.16.	Non-waiver. If either PARTY at any time waives any of its rights under this AGREEMENT or the performance by the other PARTY of any of its obligations under this AGREEMENT, the waiver will not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations.

20.17.	Notices. All notices under this AGREEMENT will be sent to the respective PARTIES at the following addresses (or such other addresses as a PARTY designates for itself, to the other PARTY by written notice) by certified or registered mail, or sent by a nationally recognized overnight courier service; and will be deemed to have been given one day after being sent:

If to LICENSEE:	PureCycle Technologies LLC
Address: PureCycle Technologies LLC
Building 100, Suite 151
Orlando, FL 32817

And copy to:

Corridor Legal, Chartered
Attention: Mark Mohler
mmohler@corridorlegal.net

If to OWNER:	The Procter & Gamble Company
[

]

And copy to:

The Procter & Gamble Company
[

]

20.18.	Other Consents & Licenses. LICENSEE understands that that the terms of this AGREEMENT might not constitute all the consents or licenses required in order to manufacture, import, and/or sell the LICENSED PRODUCT, and acknowledges that LICENSEE is solely responsible for obtaining all other licenses or consents that might be so required.

20.19.	Relationship Between the PARTIES. This AGREEMENT does not constitute LICENSEE as the agent or legal representative of OWNER, or OWNER as the agent or legal representative of LICENSEE for any purpose. Neither PARTY is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other PARTY or to bind the other PARTY in any manner or thing. LICENSEE’s employees will not represent themselves as being representatives of or otherwise employed by OWNER. Nothing in this AGREEMENT will be construed as creating the relationship of employer and employee, joint venture, partnership, distributorship, franchise, agency or consignment between the PARTIES.

20.20.	Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this AGREEMENT, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the PARTIES will use their reasonable efforts to reform the portions of this AGREEMENT declared invalid to realize the intent of the PARTIES as fully as practicable, and the remainder of this AGREEMENT and the application of the invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each of the remaining terms and provisions of this AGREEMENT will remain valid and enforceable to the fullest extent of the law.

20.21.	Solicitation & Hiring. During the TERM and for the 12 months immediately following termination of this AGREEMENT, neither PARTY will solicit for employment directly or indirectly, nor employ, any employees of the other PARTY with whom it has had more than incidental contact in the course of performing its obligations under this AGREEMENT without the prior approval of the first PARTY. If an employee terminates with a PARTY then the other PARTY will neither solicit for employment directly or indirectly, nor employ such employee for a period of 90 days after the termination of such employee’s employment. This provision will not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements is deemed a breach of this Paragraph, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this Paragraph, and/or the hiring party acts with knowledge of this hiring prohibition.

20.22.	Time of the Essence. Subject to the next full sentence, time is of the essence in this AGREEMENT. Whenever action must be taken (including the giving of notice or the delivery of documents) under this AGREEMENT during a certain period of time or by a particular date that ends or occurs on a non-BUSINESS DAY, then the period or date will be extended until the immediately following BUSINESS DAY.

The PARTIES, by their authorized representatives, sign this AGREEMENT in duplicate; with each PARTY receiving one of the signed originals of this AGREEMENT.

For:		For:
PureCycle Technologies LLC		The Procter & Gamble Company
f/k/a Advanced Resin Technologies LLC

By:	/s/ Michael Otworth	By:	/s/ Authorized Signatory
Name:	Michael Otworth	Name:	[ ]
Title:	CEO	Title:	[ ]
Date:	July 28, 2020	Date:	July 28, 2020

Schedule 1.1 - Definitions

1.1.1.	“AGREEMENT” is defined in the Preamble.

1.1.2.	“AFFILIATE” means, with respect to any PERSON as of the date on which, or at any time during the period for which, the determination of affiliation is being made, any other PERSON: (a) directly or indirectly controlling the party in question, (b) directly or indirectly being controlled by the party in question, or (c) being controlled by another PARTY that also controls the party in question. As used in the preceding sentence, “control”, “controlled,” and “control” as used with respect to any PARTY mean, through direct or indirect beneficial ownership of more than 45% of the voting or equity interest in another PARTY, the power to direct or cause the direction of the management and policies of such other PARTY.

[                                                                                                                                                                                                                                               ]

1.1.4.	“BUSINESS DAY” means any day other than Saturday, Sunday, US federal holiday, or an Ohio holiday. Any other reference to day or days will include Saturday, Sunday, US federal holiday, or an Ohio holiday.

1.1.5.	“CLU” is defined in Paragraph 2.1.

1.1.6.	“COMMERCIAL PATENT LICENSE” is defined in Paragraph 4.9.

1.1.7.	“COMPELLED DISCLOSURE” is defined in Paragraph 16.8.

1.1.8.	“CONTRACT YEAR” means a subject period during the TERM commencing on January 1 and ending on December 31, unless otherwise noted; but the first CONTRACT YEAR (i.e., CONTRACT YEAR 1) for purposes of this AGREEMENT begins on the INITIAL EFFECTIVE DATE and ends on December 31, 2016.

1.1.9.	“DISPUTE” means any actual or threatened (as established by written evidence) legal action, litigation, mediation, or arbitration filed in an appropriate court between LICENSEE and a THIRD PARTY, where LICENSEE or THIRD PARTY is seeking money damages, injunctive relief, manufacturing process change, or product design change. For clarity, DISPUTE does not include business negotiations between LICENSEE and a THIRD PARTY.

1.1.10.	“DISCLOSER” is defined in Paragraph 16.1.

1.1.11.	“DISCOUNTS AND DEDUCTIONS” means all credits and allowances on account of (a) damaged merchandise; (b) rejection, RETURNS, billing errors, and retroactive price reductions; (c) incentive discounts for (i) ordering in quantity to receive reduced price, and/or (ii) payment within a stipulated time period; (d) duties actually paid on LICENSED PRODUCT; (e) excise, sale and use taxes, and equivalent taxes actually paid on LICENSED PRODUCT; and (f) any other discounts that reduce pricing for the customer or end consumer, including temporary price reductions, coupons and promotional spending with retail customers; where items (a)-(f) are discounts employed in the ordinary course of business consistent with LICENSEE’s discount practices generally applicable, and consistently applied, to all of LICENSEE’s products.

1.1.12.	“FEU” or “FEEDSTOCK EVALUATION UNIT” is the pilot plant controlled by LICENSEE capable of creating LICENSED PRODUCT.

1.1.13.	“FTE” is defined in Paragraph 2.7.

1.1.14.	“GROSS SALES” means all revenues actually received from sales, prior to any adjustments resulting from DISCOUNTS AND DEDUCTIONS, of LICENSED PRODUCT sold to THIRD PARTIES (including distributors, customers and/or consumers) by LICENSEE.

1.1.15.	“IMPROVEMENTS” means all technical ideas, discoveries, drawings, inventions, know-how, and formulation technology, conceived by either PARTY during the TERM, whether or not patentable (“DEVELOPMENT”), that are within the scope of a VALID CLAIM; and does not mean or include DEVELOPMENTs that are useful in practicing the invention of a VALID CLAIM, but do not themselves infringe a VALID CLAIM.

1.1.16.	“INFORMATION” is defined in Paragraph 16.1.

1.1.17.	“INITIAL EFFECTIVE DATE” is defined in the Preamble.

1.1.18.	“LAWS” is defined in Paragraph 13.2.

1.1.19.	“LIABILITY” is defined in Paragraph 19.1.2.

1.1.20.	“LICENSED IP” means LICENSED PATENTS and LICENSED KNOW-HOW.

1.1.21.	“LICENSED KNOW-HOW” means unpublished research and development information, unpublished unpatented inventions, unpublished technical data, and trade secrets, in the possession of OWNER as of the INITIAL EFFECTIVE DATE, that are reasonably necessary for the manufacture or use of recycled polypropylene, that OWNER has the right to provide to LICENSEE and that is not already known by LICENSEE.

1.1.22.	“LICENSED PATENTS” means those patent applications and patents that are owned and/or controlled by OWNER, as identified in Schedule 1.1.22 (LICENSED PATENTS), and any continuations, continuations-in-part, divisionals, reexaminations, reissues, renewals, substitutions, and foreign counterparts or equivalents thereof.

1.1.23.	“LICENSED PRODUCT” means any recycled polypropylene (“rPP”) that is within the scope of, and/or the method of making and/or using of which is within the scope of, at least one VALID CLAIM irrespective of the country of grant or pendency.

1.1.24.	“LICENSEE” is defined in the Preamble.

1.1.25.	“MFN PRICING” is defined in Paragraph 4.5

1.1.26.	“NET SALES” means LICENSEE’s’ GROSS SALES to a THIRD PARTY of LICENSED PRODUCT less the total of the following: DISCOUNTS AND DEDUCTIONS.

1.1.26.1.         Deductions. Any of the deductions listed in Paragraph 1.1.26 (NET SALES) involving a payment by LICENSEE will be taken as a deduction against aggregate sales for the calendar quarter in which the expense is accrued by LICENSEE.

1.1.26.2.         US Dollars. NET SALES will be translated into United States dollars on a quarterly basis using the average of the exchange rates on the first and last working days of each quarter as published in the Wall Street Journal.

1.1.26.3.         Otherwise Distributed. Where LICENSED PRODUCT is not sold, but are OTHERWISE DISTRIBUTED, the NET SALES of the LICENSED PRODUCT will be the average of the NET SALES of the LICENSED PRODUCT that were sold to THIRD PARTIES during the most recent calendar quarter; and if there have been no previous sales of the LICENSED PRODUCT, then the NET SALES of such LICENSED PRODUCT will be the average selling price at which products of similar kind and quality, sold in similar quantities, are then currently being offered for sale by other manufacturers.

1.1.26.4.         Resale to AFFILIATE. In order to assure to OWNER the full royalty payments contemplated in this AGREEMENT, it is understood that if any LICENSED PRODUCT are sold to an AFFILIATE of LICENSEE for purposes of resale, then the royalties to be paid in respect to such LICENSED PRODUCT will be computed on the NET SALES at which the AFFILIATE purchaser for resale sells such LICENSED PRODUCT rather than upon the NET SALES of LICENSEE.

1.1.27.	“OTHERWISE DISTRIBUTED” means the transfer of LICENSED PRODUCT by LICENSEE to a THIRD PARTY for less than fair market value, other than for purposes of scrapping or donations to charitable institutions.

1.1.28.	“OWNER” is defined in the Preamble.

1.1.29.	“OWNER PARTIES” is defined in Paragraph 19.1.1.

1.1.30.	“PARTY” means either LICENSEE or OWNER, and “PARTIES” means the two collectively.

1.1.31.	“PATENT PROSECUTION” is defined in Paragraph 12.1.

1.1.32.	“PCT FILINGS” are defined in Paragraph 8.3.

1.1.33.	“PERSON” means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a governmental entity.

1.1.34.	“PETRO-COMPETITIVE PRICING” is defined in Paragraph 4.7.

1.1.35.	“PHASE 1” means the development period for developing and improving the LICENSED PRODUCT.

1.1.36.	“PHASE 1 PATENT LICENSE” is defined in Paragraph 2.3.

1.1.37.	“PHASE 1 SUCCESS CRITERIA” is defined in Paragraph 2.6.

1.1.38.	“PHASE 1 TERM” is defined in Paragraph 2.10.

1.1.39.	“PHASE 1 DELIVERABLES” is defined in Paragraph 2.5.

1.1.40.	“PHASE 2” means the scale-up period for manufacturing the LICENSED PRODUCT, utilizing the FEU.

1.1.41.	“PHASE 2 ELECTION” is defined in Paragraph 2.10.

1.1.42.	“PHASE 2 SUCCESS CRITERIA” is defined in Paragraph 3.4.

1.1.43.	“PHASE 2 TERM” is defined in Paragraph 3.10.

1.1.44.	“PHASE 2 WORK PLAN” is defined in Paragraph 3.3.

1.1.45.	“PHASE 3” means the commercial manufacture period for the manufacture of the LICENSED PRODUCT.

1.1.46.	“PHASE 3 ELECTION” is defined in Paragraph 2.10.

1.1.47.	“PHASE 3 TERM” is defined in Paragraph 4.16.

1.1.48.	“PHASE 3 WORK PLAN” means the assistance requested by LICENSEE and provided by OWNER related to the LICENSED IP.

1.1.49.	“PRE-EXISTING IP” means intellectual property of a subject PARTY owned by that PARTY as of the INITIAL EFFECTIVE DATE, including pre-existing intellectual property involved in the creation, production, and sale of the LICENSED PRODUCT under this AGREEMENT.

1.1.50.	“PREV/FUT AGREEMENT” is defined in Paragraph 20.8.1.

1.1.51.	“PURECYCLE: OHIO LLC” means PureCycle: Ohio LLC, headquartered at 1125 County Road 1A, Ironton, OH 45638.

1.1.52.	“RECEIVER” is defined in Paragraph 16.1.

1.1.53.	“RECORDS” is defined in Paragraph 14.1.

1.1.54.	“REGION” means (a) North America (United States and Canada), (b) Europe (Western and Eastern Europe, Turkey, and Commonwealth of Independent States), (c) Greater China (China, Hong Kong, Macau, and Taiwan), (d) Asia (including Middle East; Except for Greater China and Commonwealth of Independent States), (e) Africa, or (f) Latin America (Including Mexico).

1.1.55.	“RESTATEMENT EFFECTIVE DATE” is defined in the Preamble.

1.1.56.	“RETURNS” means LICENSED PRODUCT returned in the ordinary course of business consistent with LICENSEE’s return practices generally applicable, and consistently applied, to all of LICENSEE’s products.

1.1.57.	“rPP” means recycled polypropylene.

1.1.58.	“RUNNING ROYALTY” is defined in Paragraph 3.9.

1.1.59.	“SECURE FUNDING” means (a) in the case of equity funding, one or more closings for equity capital whether or not subject to tranches or milestone-based funding contingencies; and (b) in the case of debt financing, a commitment letter for debt funding whether or not subject to tranches, construction draws or milestone-based funding contingencies.

1.1.60.	“SOLE”, in reference to a license grant, means the licensor grants the subject license to licensee and not to any THIRD PARTIES, while still retaining an unrestricted right for licensor to practice under the subject intellectual property in all fields of use, including in the licensed field(s) in the licensed channel(s) in the licensed territory(ies); including licensor right to sublicense licensor’s AFFILIATES.

1.1.61.	“START OF CONSTRUCTION” means (1) the first placement of permanent construction of a structure, such as pouring of slabs or footings, installation of piles, construction of columns, or any work beyond the stage of excavation of a foundation or (2) renovation of existing buildings that include structural upgrades and other required changes to meet production footprint specifications, each (1) or (2) depicted on approved plans with a completed set of secured, relevant permits. START OF CONSTRUCTION does not include land preparation, such as clearing, grading and filling; excavation of footings, piers or foundations; the erection of temporary forms; cosmetic or non-structural changes to existing buildings.

1.1.62.	“TECHNICAL SPECIFICATIONS” includes, but not limited to melt flow index, color, plant % capacity run rate and resin mechanical properties.

1.1.63.	“TERM” is defined in Paragraph 9.1.

1.1.64.	[“ ]

1.1.65.	“THIRD PARTY” means any individual, corporation, association or other entity that is not a PARTY.

1.1.66.	“USD” means United States dollars.

1.1.67.	“VALID CLAIM” means any claim in an unexpired, maintained patent included within LICENSED PATENTS and IMPROVEMENTs that has not been disclaimed, abandoned or held invalid by a decision beyond the right of review.

1.1.68.	“WARRANT AGREEMENT” means the warrant agreement entered into between the PARTIES concurrently with this Patent License Agreement.

[Remainder of page intentionally left blank.]

Schedule 1.1.22 - LICENSED PATENTS

Publication Number	Application Number	Title	Issue Date	Simple Family
US9834621	US15/190226	Method for purifying contaminated polypropylene	2017-12-05	BR112017028306A2 | BR112017028404A2 | CA2987411A1 | CA2987425A1 | CN107709427A | CN107810227A | EP3112406A1 | EP3317336A1 | EP3317338A1 | JP2018518587A | JP2018519400A | JP6549260B2 | JP6549303B2 | MX2017016582A | MX2017017185A | RU2687943C1 | RU2691330C1 | US20170002111A1 | US20170002115A1 | US9803035 | US9834621 | WO2017003796A1 | WO2017003804A1
US9982066	US15/190233	Method for purifying contaminated polymers	2018-05-29	BR112017028437A2 | CA2987415A1 | CN107787345A | EP3317334A1 | JP2018521186A | JP6533334B2 | MX2017017028A | RU2673886C1 | US20170002109A1 | US9982066 | WO2017003797A1
US9890225	US15/190236	Method for purifying contaminated polymers	2018-02-13	BR112017028450A2 | CA2987418A1 | CN107709428A | EP3317335A1 | JP2018521184A | JP6568296B2 | MX2017017025A | RU2687936C1 | US20170002110A1 | US9890225 | WO2017003798A1
US9695259	US15/190238	Method for purifying contaminated polymers	2017-07-04	BR112017028454A2 | CA2987420A1 | CN107810226A | EP3317337A1 | JP2018521185A | JP6662997B2 | MX2017016581A | RU2687975C1 | US20170002118A1 | US9695259 | WO2017003799A1
US9803035	US15/190248	Method for purifying contaminated polyethylene	2017-10-31	BR112017028306A2 | BR112017028404A2 | CA2987411A1 | CA2987425A1 | CN107709427A | CN107810227A | EP3112406A1 | EP3317336A1 | EP3317338A1 | JP2018518587A | JP2018519400A | JP6549260B2 | JP6549303B2 | MX2017016582A | MX2017017185A | RU2687943C1 | RU2691330C1 | US20170002111A1 | US20170002115A1 | US9803035 | US9834621 | WO2017003796A1 | WO2017003804A1
US10450436	US15/839906	Method for purifying reclaimed polypropylene	2019-10-22	EP3339359A1 | EP3339359B1 | ES2767683T3 | PL3339359T3 | US10450436 | US20180171094A1

US10442912	US15/839911	Method for purifying reclaimed polyethylene	2019-10-15	EP3339360A1 | EP3339360B1 | ES2767687T3 | PL3339360T3 | US10442912 | US20180171095A1

US10465058	US15/839912	Method for purifying reclaimed polymers	2019-11-05	EP3339361A1 | US10465058 | US20180171096A1
US10435532	US15/839935	Method for separating and purifying materials from a reclaimed product	2019-10-08	EP3339362A1 | US10435532 | US20180171097A1 | US20200062922A1
US20190390031 A1	US16/423220	Method For Purifying Reclaimed Polypropylene	-	US20190390031A1 | WO2019246015A1
US20190390032 A1	US16/423226	Method For Purifying Reclaimed Polyethylene	-	US20190390032A1 | WO2019246016A1
US20190390033 A1	US16/423233	Method For Purifying Reclaimed Polymers	-	US20190390033A1 | WO2019246017A1
US20190390034 A1	US16/423236	Method For Separating and Purifying Polymers From Reclaimed Product	-	US20190390034A1 | WO2019246018A1

Schedule 5.1.4 – Form of PLANT VISITOR AGREEMENT

THIS PLANT VISITOR AGREEMENT ("Agreement"), is made and entered into on the date signed below ("Effective Date"), by and between Pure Cycle Technologies LLC, a Delaware company ("PCT”) and the undersigned plant visitor (“Visitor”). WHEREAS, Visitor has a legitimate, legal need to visit the PCT’s facility at __________ (“the Plant”) on the Effective Date (“the Visit”), and PCT is only willing to permit Visitor to visit the Plant subject to Visitor’s strict compliance with the terms hereof; NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Visitor agrees as follows:

1. Definition of Confidential Information – “Confidential Information” shall mean, with the exceptions set forth below, the existence and content of any information, whether in written, oral, or other form, which the Visitor, directly or indirectly, acquires from the Plant arising out of the Visit.

2. Exceptions - Information is not Confidential Information under this Agreement if it can be found to have: (a) been rightfully in the possession of the Visitor prior to the date of its disclosure; (b) been in the public domain by publication or any other means other than as a result of Visitor’s breach of its confidentiality obligations hereunder; (c) been independently developed by the Visitor or its representatives or affiliates having no access to the Confidential Information of PCT; or (d) been supplied to the Visitor without restriction by a third party lawfully in possession thereof who has no contractual or fiduciary obligation to PCT..

3. Restrictions on Use of Confidential Information - Visitor agrees to keep PCT’s Confidential

Information in confidence for a period of three years after the Effective Date.

4. Standard of Care - Visitor agrees that all tangible and intangible forms of Confidential Information that it acquires in connection with the Visit shall be safeguarded with the highest degree of control and care reasonably practicable, but not less than that degree of care practiced by Visitor with respect to its own similar property under similar circumstances, and shall at all time remain the property of the PCT. Visitor shall not remove any property or materials from the Plant, nor photograph or record by any means anything at the Plant. Visitor warrants that Visitor shall comply fully with applicable PCT safety, security, confidentiality, health, and other facility regulations and that it will indemnify, hold harmless and defend PCT from and against any claims arising out of failure to so comply or any other negligent act or omission of Visitor.

5. Remedies for Breach - Visitor acknowledges that, in the event of a threatened or actual disclosure of Confidential Information in breach of this Agreement, such disclosure will cause immediate and irreparable harm to the PCT and the damages incurred by the PCT will be difficult or impossible to ascertain and inadequate to compensate PCT. In such event, the PCT shall be entitled to temporary, preliminary and injunctive relief in addition to monetary damages against Visitor.

Visitor Name:

By:

Date:

EXHIBIT 1 - PHASE 1 DELIVERABLES

PHASE 1 deliverables

•	Economics

o	Estimated total delivered costs at scale creates accepted profitability at MFN pricing ≅ to virgin resin polypropylene.

▪	Sensitivity analysis favorable

o	Next phase manufacturing costs +/- 10%, timing +/- 20%, at acceptable levels to support required financing.

•	Sourcing

o	Clear path to sourcing for PHASE 3 manufacturing facility

▪	Cost, quality, logistics, and sustainability profile in acceptable ranges

•	Scale-up

o	CLU up and running, at scale designed to support option to move directly to PHASE 3

▪	Critical issues to scale up largely resolved, “killer issues” identified as early in PHASE 1 as possible, appropriate resources applied to run to ground;

▪	Use CLU to pressure test critical continuous-run issues (such as build-ups, etc.), ideally allowing move directly to PHASE 3.

▪	LICENSEE to secure second engineering opinion related to decision on whether to progress to PHASE 3.

o	No waste products, safety or corporate responsibility red flags that cannot be reasonably addressed within the scale-up timeline

•	Finished product quality

o	Equal to virgin polypropylene resin for 80%+ of all US volume requirements

▪	Color, odor, tensile strength

•	Remaining questions to be resolved

o	Across above 4 deliverables, expect to complete PHASE 1 with a list of critical issues to be resolved as part of the document that provides recommendation and rationale to proceed or not. The recommendation that will require LICENSEE board approval to proceed.

EXHIBIT 2 - PHASE 1 SUCCESS CRITERIA

The following are the high level success criteria targeted to be achieved by the end of PHASE 1:

1.	Economics: Estimated total delivered costs at scale for rPP creates acceptable profitability at pricing ≅ to virgin resin polypropylene.

2.	Sourcing: Clear path to sourcing for first large scale manufacturing facility.

3.	Scale Up: CLU up and running, pressure testing of “killer issues” completed.

4.	Finished Product Quality: CLU output = to virgin polypropylene resin for 80%+ of all US volume requirements (Color, odor, tensile strength, etc.).

5.	Remaining questions to be resolved: Key outstanding questions to be resolved to be incorporated into recommended path to proceed to PHASE 2 or PHASE 3, which will be reviewed with LICENSEE board before the end of PHASE 1.

EXHIBIT 3 – PHASE 2 WORK PLAN

[[Previously Agreed]], subject to Paragraph 3.3.

EXHIBIT 4 – PHASE 2 SUCCESS CRITERIA

[[Previously agreed]], subject to Paragraph 3.4.

EXHIBIT 5 - [                                                    ]  PRICING FORMULA

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